Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 123 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Energy Portfolio and VIP Real Estate Portfolio, of our reports dated February 10, 2021; VIP Communication Services Portfolio, VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Financial Services Portfolio, VIP Industrials Portfolio, VIP Materials Portfolio, and VIP Technology Portfolio, of our reports dated February 11, 2021; and VIP Health Care Portfolio and VIP Utilities Portfolio, of our reports dated February 12, 2021, relating to the financial statements and financial highlights included in the December 31, 2020 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 13, 2021